                                                                    EXHIBIT 10.2




                            *  ENHANCED DIRECTORY
                                ASSISTANCE (EDA)

                                   AGREEMENT

                                 BY AND BETWEEN

                                AMERITECH MOBILE
                              COMMUNICATIONS, INC.

                                      AND

                                METRO ONE DIRECT
                           INFORMATION SERVICES, INC.

                                      FOR

                          CHICAGO, IL, MILWAUKEE, WI,
                         ST. LOUIS, MO AND DETROIT, MI

                                  JUNE 20,1994







* Confidential information has been omitted from this exhibit and such information is confidential and has been filed separately with the U.S. Securities and Exchange Commission.

                    ENHANCED DIRECTORY ASSISTANCE AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of this 16th day of June, 1994 by and between Ameritech Mobile Communications, Inc. ("Company"), and Metro
One Direct Information Services, Inc., an Oregon corporation ("Metro One").

         WHEREAS, Company is actively involved in numerous aspects of the wireless communications industry; and

         WHEREAS, Metro One operates a business which provides Enhanced Directory Assistance (EDA) services and desires to provide such services to Company and its wireless phone customers in the Areas listed in Exhibit 1.

         NOW THEREFORE, the parties hereby agree as follows:

1.       Definitions

         a. Area means the geographic region served by the Metro One System described in Section 4a, which consists of the areas represented in Exhibit 1. Company may from time to time increase the geographic size of the Area, provided Company first gives written notice to Metro One not less than sixty
                 (60) days prior to such increase becoming effective. Metro One will implement the requested increase provided it is commercially reasonable to do so.

         b. Call Completion Area means the geographic region which Company defines as its cellular local calling area which consists of the MSAs and/or RSAs represented by Exhibit 1. Company may from time to time increase the geographic size of the Call Completion Area, provided Company first gives written notice to Metro One not less than sixty (60) days prior to such increase becoming effective. Metro One will implement the requested increase provided it is commercially reasonable to do so.

         c. Confidential Information means all information, not generally known to the public, that relates to the business, technology and network-related systems, Subscribers, customers, finances, plans (including marketing plans), proposals or practices of the parties to this Agreement, and it includes, (without limitation), information relating to the System described in
                 Section 4 hereof and the number, destination, duration, or other call-related information, the identities of all Subscribers, customers and prospects, all reports or other records provided pursuant to this Agreement, all business plans and proposals, all marketing plans and proposals, all technical plans and proposals, all research and development, all budgets and projections, all nonpublic

Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement
              financial information, all confidential and/or proprietary information, and all other information and matters not generally known to the public. In using the term "Confidential Information", the provisions of this subsection shall apply to every form whatsoever, including, without limitation, information that exists, whether written, oral or electronically stored on film, tape, computer disk or other form of media.

       d.     EDA means Enhanced Directory Assistance.

       e. EDA Services means the live-operator residential, governmental and business enhanced directory assistance services provided by Metro One to Company and its Subscribers pursuant to this Agreement. Such services are described as follows:

              (1) Standard Directory Assistance Service. Through Standard Directory Assistance Service, Metro One operators, when requested by Subscribers, will provide Subscribers with the name, address and telephone number of a requested business, government or residence.

              (2) Call Completion Service. Through Call Completion Service, Metro One operators will directly connect the Subscriber to the requested business, government or residence by outpulsing to Company's MTSO the digits of the requested business, government or residence telephone.

              (3) Value-Added Services. Metro One has developed certain Value-Added Services. Value-Added Services will include:

                      a. Movie information, movie times, locations and ratings.

                      b. Local event information to include commercial and/or professional sporting events (if none available, local college/university sporting events), major conventions, Taste Of Chicago, Milwaukee and like major local events, major music festivals (Jazz Festival in Chicago, etc.), major auto shows, the Consumer Electronics Show, major current events (Ice show, Air Show, etc.), major concerts, school closing related to weather conditions, major parades and any additional offerings as defined subsequent to this Agreement and mutually agreeable to the parties e.g. concierge service.

       f.     LATA means local access and transport area.

       g. LEC means the Local Exchange Carrier providing service in the Area.

Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

         h. MFJ means the Modification of Final Judgment entered in United States v. Western Electric Company, et al., C.A. #82-0192, U.S. District Court, District of Columbia, August 24, 1982, as amended and interpreted from time to time.

         i.      MTSO means mobile telephone switching office.

         j. Subscriber means a person or entity to whom Company provides wireless service in the Call Completion Area, including customers of other cellular service providers when such customers are roaming in the Call Completion Area.

         k. Starback(sm) is a proprietary technology developed by Metro One that allows Subscribers access to Metro One's operators at any time during a call by pressing the star key for one second.

         l. Exhibits. Exhibits are numbered by corresponding section and paragraph of the Agreement, i.e. Exhibit 1A refers to Section 1, paragraph a.

2.       EDA Services Numbers

         a. Company shall route to Metro One all 411, 1-411, 555-1212, 1-555-1212 and Area (NPA) 555-1212 calls or any other standard Directory Assistance routing method that may be assigned and/or used as its successor. In the event national numbering standards or direction from competent jurisdiction should mandate a change to the above listed directory assistance access numbers, Company shall route all calls to such successor numbers as described above. Each party agrees to provide the other timely notice (minimum of 90 days notice) prior to employing new technologies or processes which directly affect customer access to or service from Metro One's EDA service environment.

3.       Provision of EDA Services

         In evaluating Metro One's performance under this Agreement, Company acknowledges that such factors as mechanical, electronic, software, third party vendor and human failures, can effect and degrade any performance standards. The parties further acknowledge that occasional and infrequent deviations from the performance standards as described below will not constitute material breach or default under this Agreement. Metro One shall provide EDA services in the following manner:



Metro One Telecommunications
Ameritech Mobile Communications
FDA Contract Agreement

         a. Metro One shall answer all calls made to the EDA Services Numbers with a greeting and closing to be determined by Company.

         b. Metro One shall staff the EDA lines 24 hours a day, 7 days a week, 365 days a year, with a sufficient number of operators to perform the services required hereunder.

         c. Metro One shall provide sufficient operators and equipment to ensure that [ * ]% of the EDA calls, excluding abandoned calls within a given calendar month, will be answered in [ * ] seconds or less.

         d. In performing the Call Completion Service, Metro One shall remain accessible to the Subscriber throughout the call using the System as outlined in Section 4. Metro One shall not otherwise monitor, record, listen to or divulge the contents of any communication, or any other information regarding Subscribers or calls.

         e. At a Subscriber's request, Metro One shall perform the EDA Services, provided the residence, government or business relating to the requested service is located within the Area and is contained within the Metro One System as described in
                 Section 4 below.

         f. Metro One's System (as defined in Section 4a) of residential, business and governmental telephone listings will be kept current and accurate to the same degree as the database of the LEC for listings within the Area as listed in Exhibit 1. In the event Metro One does not have sufficient information in its database to connect the call, it will utilize such other sources as necessary to complete the call, which may include but not be limited to the back-up database provided as an on-line service by the LEC.

         g. Metro One agrees to route Subscriber calls to any number requested by Subscriber within the Call Completion Area, provided however, that such number or service is not expressly prohibited by Company. Such calls shall be routed as though the result of an EDA request. Under no circumstance shall Metro One honor subscriber credit card requests or route calls to "premium" call services (e.g. "900" (NPA) or premium "976"
                 (NXX) numbers or services) without specific written authorization from Company. In the event Metro One should direct a call to a "premium" call service, Metro One shall be solely liable for fees associated with such call.

                 Company understands that "911" emergency calls will not be routed to Metro One. Subscribers requesting credit or "calling" card service shall be asked to hang-up and dial the appropriate operator for such services.


Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

* Confidential information which has been omitted and filed separately with the U.S. Securities and Exchange Commission.

         h. Metro One will follow Company 911 procedures upon reasonable written notice including but not limited to those shown in
                 Exhibit 3i.

4.       System

         a.      Proprietary System

                 Metro One has developed a proprietary system to enable it to perform the EDA Services (the "System"). The System uses business, residential and government databases and a backup database connection to the LEC's database. The System (i) presents operators with interactive menus allowing searches by business, governmental or residential name, category, and/or regional searches; and (ii) allows rapid scrolling of listings by operators to locate multiple listings once the basic search criteria have been established.

         b.      Uninterrupted Service

                 The System shall be designed to allow for uninterrupted service.

         c.      System and Software Maintenance

                 Metro One will maintain the System in such manner as to ensure an annual System availability of [ * ] within a given service year for the provision of the EDA Services. Without limiting the generality of the foregoing, Metro One will maintain and update the System (including, without limitation, the databases) as needed. All such maintenance and updates of the system will be performed during the lowest historical inbound call volume periods so as to minimize possible impact on the EDA services. Metro One will also maintain appropriate System backup procedures.

5.       Interface and Support

         a. Metro One will maintain adequate and appropriate office facilities, support facilities and other facilities and equipment necessary to enable Metro One to perform its obligations under this Agreement.

         b. Company will, at its expense, establish and maintain all T-1 trunk lines and other telecommunications facilities and equipment needed for adequate performance between Company's MTSO and Metro One's building minimum point of termination for purposes of performing the EDA Services. Metro One shall be responsible for establishing, maintaining, and paying for all other telecommunications facilities and equipment necessary to perform the EDA Services, including but


Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

* Confidential information which has been omitted and filed separately with the U.S. Securities and Exchange Commission.

         not limited to those required for interconnection from Metro One to the LEC's database.

6.       Personnel

         Company may notify Metro One in writing if, in Company's opinion, any Metro One employee performing EDA Services is unqualified, discourteous or fails to conform to Company's standards for customer service. Metro One shall take such prompt action as outlined in
         Exhibit 6.

7.    Commencement of Service; [       *        ]

         a. Metro One and Company shall mutually cooperate and support one another to accomplish the tasks as outlined in Exhibit 7. Upon mutual written a agreement, the time line schedule as outlined in Exhibit 7 may change with respect to any specified task. Such written agreement will not be unreasonably withheld.

         b. Metro One will give Company thirty (30) days advance written notice of the date it is ready to provide EDA Services to Subscribers. The Company will have three (3) business days to sign the notice and return it to Metro One. If the notice is not returned timely, then the parties must mutually agree to a new timeline for initiation of services.

         c.      Metro One shall not, directly or indirectly, [ * ] Company.

         d. Additional Area - Ohio, Central Illinois, Madison, Wisconsin. The parties agree that any additional Area, e.g. Ohio, Central Illinois, and Madison, Wisconsin may be added to this Agreement when directory assistance monthly call volumes meet or exceed [ * ] calls or when the Company agrees to subsidize the actual monthly call volumes to Metro One at a level of [ * ] calls per month.

8.       Compensation

         a. Company will pay Metro One for the EDA Services at [ * ] per call for all calls coming to Metro One from Company's MTSO
                 [                *                  ].




Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

* Confidential information which has been omitted and filed separately with the U.S. Securities and Exchange Commission.

         b. Metro One shall provide Company with EDA call count volume records in the format shown in Exhibit 8c by the tenth of each month for the previous month's calls, which records shall be made part of Metro One's invoice to Company.

         c. Metro One shall submit an invoice to Company on or before the fifth (5) calendar day of each calendar month. Company shall
                 pay Metro One within [    *    ] of that date in the form
                 of Exhibit 8c. Any payments received after such [    *     ]
                 days will incur interest in the amount of 1.5% monthly.

         d. [ * ]. In the event Metro One [ * ] Metro One shall so notify Company within thirty (30) days thereof and [ * ]. Metro One and Company agree that from time to time, Company may request Metro One's written assurances of compliance with Metro One's obligations hereunder, and that upon such request, Metro One will promptly provide such written assurances.

         e. Right To Audit. Metro One shall maintain complete and accurate records relating to all services rendered and invoiced to Company pursuant to this Agreement. Such records shall be in a form and in accordance with Metro One's standard accounting and business practices so as to permit substantiation of Metro One's charges. Metro One relies upon such records sent by Company to Metro One.

                 The parties may, at any time and from time to time, upon reasonable notice and at the expense of the requesting party, audit such records for the Area(s) specified in this Agreement, to verify the accuracy. Such records are of the type discussed in Section 13. Access to such records will be during normal business hours and at a location mutually agreed to by the parties. Such records will be so maintained for two
                 (2) years from the date of invoice.

9.       Marketing

         Company will have sole and exclusive control of the manner of selling, publicizing, advertising and marketing the EDA Services in the Call Completion Area. Without limiting the generality of the foregoing:


Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

* Confidential information which has been omitted and filed separately with the U.S. Securities and Exchange Commission.

         a. Company will be responsible for all billing to Subscribers and collections from Subscribers with respect to the EDA Services.

         b. Company may conduct promotional programs and advertising of the EDA Services. Company will use its best efforts to provide Metro One advance notice of fourteen (14) days of any promotion or advertising campaign regarding EDA services.

10.      Trademark

         a. Each party acknowledges the goodwill associated with the other's trademarks. Neither party will use any trademarks of the other without the other's prior written consent, which may be withheld for any reason. Metro One agrees to the Company's non-exclusive use of Metro One's Starbacksm Service mark in the Company's marketing of the EDA Services within the Call Completion Area for the duration of this agreement.

         b. Company will own its trademarks for the EDA Services in the Call Completion Area and Metro One will acquire no rights in such trademarks.

         c. Metro One will own its trademarks for the EDA Services in the Call Completion Area and Company will acquire no rights in such trademarks.

11.      Compliance with Laws

         a. This Agreement and the parties' action under this Agreement shall comply with all applicable federal, state and local laws, rules, regulations, court orders, and governmental agency orders including the Modification of Final Judgment ( MFJ") as issued in United States v. Western Electric Co., et al., Civil Action No. 82-0192, U.S. District Court for the District of Columbia, and all subsequent orders issued in or related to that proceeding. If a court or governmental agency with proper jurisdiction determines that this Agreement or a provision of this Agreement is unlawful, or if Company determines in good faith that this Agreement or a provision of this Agreement is inconsistent with, or contradictory to, the MFJ, this Agreement or that provision of this Agreement shall terminate. If a provision of this Agreement is so terminated but the Company in its reasonable discretion legally, commercially, and practicably can continue this Agreement without the terminated provision, the remainder of this Agreement will continue in effect.


Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

         b. If a court or governmental agency determines this Agreement is unlawful, or if Company determines this Agreement or a provision of this Agreement is inconsistent with, or contradictory to, the MFJ, then the parties will rewrite the terms of this Agreement and, if necessary, restructure the EDA Services provided hereunder, so that each of the parties are able to receive the intended commercial benefits of this Agreement in a manner that complies with all applicable federal, state and local laws, rules, regulations, court orders, and governmental agency orders including the MFJ.

12.      Assistance

         Each party will provide the other reasonable assistance in any matters affecting this Agreement.

13.      Reports

         During the term of this Agreement and for twenty four (24) months thereafter, Metro One shall maintain complete and accurate records for two (2) years from date of invoice of each call using the EDA Services, and shall provide the Company access to such records upon request. The records will be made available in a location designated by Metro One. Company acknowledges that mechanical, electronic, software, and human error, for example, can effect the production and maintenance of complete and accurate records. The parties acknowledge that complete and accurate records is not an absolute standard, given occasional and infrequent system failures.

         Reports shall be in a mutually agreed upon format. The records may include at a minimum but not limited to the following:

         a.      The time the call is received by Metro One;

         b.      The number to which the call is connected;

         c. Sufficient information for Company to determine each Subscriber's intraLATA toll charges and long distance charges for billing purposes;

14.      Complaints

         Both parties will refrain from any action that may tend to discredit or damage the name, reputation, goodwill or good public relations of the other. Each party will investigate and respond within two (2) business days to all oral or written complaints received from any Subscriber arising out of or in connection with such party's obligations under this Agreement. Each party will promptly notify the other of all such complaints and of any action taken (or to be taken) in connection with such complaints. In handling any

Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement
         complaints, each party will maintain and promote the goodwill of and good public relations of the other party. In addition, each party will respond promptly (and in any event within twenty-four (24) hours) to address any problems in the EDA Services or the System identified by the other party in writing.

15.      Confidential Information

         a. With respect to Confidential Information provided to the receiving party under this Agreement, the receiving party agrees to (i) hold the Confidential Information in confidence and to protect it; (ii) restrict disclosure of the Confidential Information solely to those employees, contractors and agents of the receiving party with a need-to-know to carry out the respective obligations under this Agreement and not disclose it to any third party (including corporate affiliates not a party to this Agreement); (iii) advise the employees, contractors and agents of their obligations with respect to the Confidential Information; and (iv) use the Confidential Information only for the purposes set forth in this Agreement, except as may otherwise be mutually agreed upon in writing. In any event, Metro One and Company expressly agree not to sell, license, release or disclose the other party's Confidential Information to any competitor or potential competitor of the other or to any LEC or affiliate thereof.

         b.      Confidential Information shall not include information which
                 (i) was previously known to the receiving party free of any obligation to keep it confidential; (ii) is disclosed to third parties by the disclosing party without restriction; (iii) is or becomes publicly available by other than unauthorized disclosure; or (iv) is independently developed by the receiving party without use of the Confidential Information and is so documented.

         c. In the event either party is requested or required by oral question, interrogatories, requests for information or documents, subpoena or other lawful process, civil investigative demand or similar process, to disclose Confidential Information of the other to any lawfully constituted authority, it is agreed that the party requested or required to furnish the Confidential Information will provide the other party with timely notice in order for that party to seek a protective order or otherwise object.

         d. The provisions of this Section 15 shall survive the termination of this Agreement, and, at the time of termination, the receiving party shall upon request, return the Confidential Information of the disclosing party which is in tangible form or certify destruction of such Confidential Information.



Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

         e. All Confidential Information will be considered trade secrets and shall be entitled to all protections given by law to trade secrets. In no event shall either party use the Confidential Information of the other party to reverse engineer or otherwise develop products or services functionally equivalent to the products or services of the disclosing party.

         f. The parties agree that it would be difficult to measure the monetary damages that would be incurred by the other party by reason of the failure of the other party to comply with the terms of this Section. The parties therefore agree that either party may seek injunctive relief which the parties agree is appropriate for enforcement of this Section 15.

16.      Indemnification

         Each of Company and Metro One (the "Indemnifying Party") shall defend, indemnify, and hold harmless the other (the "Indemnified Party"), its employees and agents, its affiliates and its successors and assigns from and against all losses, damages, and liability (including all claims, actions, suits, fines, interest, penalties, costs and expenses) including reasonable attorney's fees incurred on account thereof, incident, relative to or arising from (i) any misrepresentation or breach of covenant, representation or warranty of the Indemnifying Party contained herein, and (ii) any injury to any Indemnifying Party employee or agent, including death to persons, or damage to property, including theft, resulting from the acts or omissions of the Indemnifying Party, its employees or agents whether negligent or otherwise, and (iii) any injury to any person, (including death) or damage to tangible property, (including theft) resulting from the acts or omissions of the Indemnifying Party, its employees or agents, whether negligent or otherwise.

17.      Term

         Subject to the provisions of Section 18, Termination, this Agreement shall be for a three (3) year term commencing on the date EDA Services are made commercially available to Subscribers.

         The parties may extend the term of this Agreement by one to five years, in increments of one year, by providing written notice to the other party no less than 180 days prior to termination date of this Agreement. The parties shall negotiate in good faith with respect to an extended term and any modifications to the terms and conditions hereof.



Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

18.      Termination

         a. Company may terminate this Aggreement immediately if Metro One is in material breach of and default under this Agreement by giving Metro One written notice of such termination. The occurence of an of the following shall constitute a material breach of and default under this Agreement by Metro One:

                 (1) any failure by Metro One to perform any of its material obligations in accordance with this Agreement, where such failure continues for thirty
                          (30) days after written notice of default to Metro One; or

                 (2) the filing by Metro One of a petition in bankruptcy or the making of any general assignment for the benefit of creditors; OR

         b. Metro One may terminate this Agreement immediately if Company is in material breach of and default under this Agreement by delivering written notice of such breach or default ot Company. The occurrence any of the following events shall constitute a material breach of and default under this Agreement by Company:

                 (1) any failure by Company to perform any of its material obligations in accordance with this Agreement, where such failure continues for thirty (30) days after written notice of default to Company; or

         c. Either party may terminate this Agreement upon the occurrence of any of the following events by giving thirty (30) days written notice to the other:

                 (1) if, at any time the average monthly call volume for the preceding three (3) months is less than seventy percent (70%) of the average monthly call volume for the same three (3) month period in the preceding year; or

                 (2) if any circumstance would render the continued performance of this Agreement by either party in violation of any applicable law, statute, rule or regulation despite the parties' good faith efforts to rewrite the terms of this Agreement.

         d. Upon termination or expiration of this Agreement, in addition to any other rights or remedies of Company, Metro One will:

         (1)      cease to provide the EDA Services to Subscribers; and



Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

                 (2) deliver to Company a final invoice for amounts payable under Section 10 of this Agreement.

         e.      Upon termination of this Agreement both parties shall:

                 (1) promptly return to the other party all materials containing any Confidential Information of such party; and

                 (2)      cease all use of the other party's trademarks.

19.      Assignment

         Neither party may assign or transfer this Agreement or any of its obligations hereunder without the prior written consent of the other, which consent win not be reasonably withheld. Notwithstanding the foregoing, either party may, upon five (5) days prior written notice to the other, assign all of its rights, duties and obligations under this Agreement to an affiliate or affiliates of that party or to a partnership or partnerships in which that party or its affiliate has an interest.

20.      Notices

         Notices required by this Agreement must be sent fax, overnight or if by registered mail, return receipt requested, to the address listed below, or to such address as the parties may from time to time by notice provide.

         To Metro One:            Metro One Direct Information Services, Inc.
                                  8405 S.W. Nimbus Avenue
                                  Beaverton, OR 97005
                                  Attn:    Patrick M. Cox
                                  FAX:     (503) 643-9600

         To Company:              Ameritech Mobile Communications, Inc.
                                  2000 W. Ameritech Center Drive, 3H45B
                                  Hoffman Estates, IL 60195-5000
                                  Attn:    Michelle Kluver, Product Mgr.
                                           Product Development
                                  FAX:     (708)765-3702

                                  cc: Thea Pazen, Attorney

Notice shall be deemed effective on the date the return receipt shows the notice was accepted, refused, or returned undeliverable.




Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

21.      Cellular Service

         Unless Company is prohibited by law, Company shall provide Metro One, at Company expense, unlimited cellular airtime excluding toll, taxes and auxiliary services for each of two (2) phones per month for technical support and quality control on the Company's System throughout the term of this Agreement.

22.      Mediation

         Should any dispute arise between the parties to this Agreement, it is agreed that the dispute will be submitted to a mediator, agreed to and compensated equally by both parties, prior to commencement of litigation. Mediation will be conducted in Chicago, Illinois unless both parties agree otherwise. Both parties agree to exercise their best efforts in good faith to resolve all disputes in mediation.

23.      Entire Agreement

         This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties, and supersedes any and all prior negotiations, representations, correspondence, understandings and agreements with respect to the subject matter hereof. No amendment or modification of any of the terms of this Agreement will be effective unless in writing signed by both parties.

24.      Severability

         In the event that one or more of the provisions, or any portion thereof, contained in this Agreement, is for any reason held invalid, unenforceable or void in any respect under the applicable laws of the jurisdiction governing the entire Agreement, to that extent which it is not inconsistent, vague or unintelligible as the result of the severed portion, this Agreement shall remain in full force and effect and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

25.      Force Majeure

         Neither party is responsible for delays in performance caused by wars, fires, strike, embargoes, priority exclusion of either party's business by government authorities, transportation conditions (including telecommunication transmission failures), material shortages, natural disasters, or other causes beyond its reasonable control.




Metro One Telecommunications
Ameritech mobile Communications
EDA Contract Agreement

26.      Limitation of Liability

         In no event shall either party be liable to the other for any indirect, incidental, special or consequential damages or lost profits arising out of or related to this Agreement or the performance or breach thereof.

27.      Waiver

         Waiver of any breach of any term or condition of this Agreement shall not be deemed to waive any prior or subsequent breach.

28.      Applicable Law

         This Agreement will be governed by the laws of the State of Illinois.


         Entered into as of the date first above written.

METRO ONE DIRECT                                 AMERITECH MOBILE
INFORMATION SERVICES, INC.                       COMMUNICATIONS,INC.


By:  [SIG]                                       By:  [SIG]
   ------------------------                         -------------------------
Name:    Robert T. Cymbala                       Name:   ???????

Its:     President & Chief Executive Officer     Its:    President
Date:    June 20, 1994                           Date:   ???????



Metro One Telecommunications
Ameritech Mobile Communications
EDA Contract Agreement

   Addendum dated June 29, 1994 to that certain Enhanced Directory Assistance Agreement dated June 20, 1994 ("Agreement") by and between Metro One Direct
 Information Services, Inc., an Oregon corporation ("Metro One") and Ameritech
          Mobile Communications, Inc., a Delaware corporation ("Company")

         Metro One and Company hereby agree to amend Section 18 of the Agreement, as follows:

         Section 18.a.(2) of the Agreement is amended by deleting the period (.) at the end of the sentence and inserting in its place and stead a semi-colon (;) and the word "or"; and

         New Sections 18.a.(3) and 18.a.(4) are added, as follows:

         18.a.(3). If, during any consecutive [ * ] month period during the term, [ * ] or more material breaches occur (whether or not they are cured) within any call completion area (as defined in Section 16 above); and written notices of default have been duly/properly given; provided that the resulting termination shall apply only as to the call completion area in which the breaches have occurred, and not to any other call completion area(s) then in operation (and provided further that as to such other call completion area(s), the provisions of this Agreement shall remain in full force and effect); or

         18.a.(4). Failure of Metro One to provide the System for provision of all EDA Services (as defined in Sections 1(e) and 4)

         New Section 18.f. is added, as follows:

         18.f. In any litigation arising out of any termination and/or attempted termination of this Agreement, the losing party shall pay the prevailing party's actual, reasonable costs and attorneys' fees (including but not limited to witness fees, paralegals' fees, and travel costs) in addition to any damages awarded.

Agreed to and acknowledged this 29th day of June, 1994:


METRO ONE DIRECT                                 AMERITECH MOBILE
INFORMATION SERVICES, INC.                       COMMUNICATIONS, INC.

By: [SIG]                                     By: [SIG]
   -------------------------                     -------------------------
Name: Patrick M. Cox                             Name: John E. Rooney

Its: Vice-President                              Its: President

Date: June 29, 1994                              Date: June 29,1994





* Confidential information which has been omitted and filed separately with the U.S. Securities and Exchange Commission.

  ADDENDUM TO THE JUNE 20, 1994 ENHANCED DIRECTORY ASSISTANCE (EDA) AGREEMENT

                                    BETWEEN

                     AMERITECH MOBILE COMMUNICATIONS, INC.

                                      AND

                  METRO ONE DIRECT INFORMATION SERVICES, INC.



This Addendum, dated 27th April, 1995, to the Enhanced Directory Assistance Agreement dated June 20, 1994 ("Agreement") by and between Metro One Direct Information Services, Inc., an Oregon Corporation ("Metro One") and Ameritech Mobile Communications, Inc., a Delaware Corporation ("Company") collectively, referred to as the "Parties" is hereby incorporated into and made a part of said Agreement. Subsequent to the April 11, 1995 Notice of default and material breach of the Agreement sent to Metro One by the Company (the Default Notice), the Parties have reconciled their differences and the Company withdraws its Default Notice. In consideration of this withdrawal, the Parties hereby agree to amend the Agreement as follows:

1. SECTION 3(C) is amended by deleting the present language and replacing it with the following:

         After [ * ] months of commercially available EDA Services to any area code, Metro One will ensure that EDA calls answered in [ * ] or more, added to the EDA calls abandoned in [ * ] or more, will not exceed
         [ * ] of the total EDA calls received by Metro One, within a calendar month.

         Mathematical calculation example: (n+b)/t = [ * ] or less
                where, n = [ * ]
                       b = [ * ]
                       t = [ * ]

2.       SECTION 3(F) is amended by adding the following after the last period
         (.):

         A statistically significant sample of test calls made by the Company, of Metro One's System against the LEC directory assistance provider, may be utilized to determine the degree of System accuracy.



* Confidential information which has been omitted and filed separately with the U.S. Securities and Exchange Commission.

3. SECTION 7(C) is amended by adding after the last period (.) the following:

         In no event [ * ] to [ * ] in the 312, 708, 219, 815, 847 and 630 area codes.

4. SECTION 8(A) is amended by adding the following language to the first sentence after "commercially available service":

                 in a specific area code.


         and by deleting the following language:

         [ * ] and by replacing it with the following language:

                The price for the remaining contract term shall be [ * ] per call except that, the Company will pay Metro One for the EDA Services rendered in the 312, 708, 219, 815, 847 and 630 area codes as follows:

                [ * ] per call for all calls coming to Metro One from Company's MTSO [ * ] per call during the remaining term of this Agreement.

5.       SECTION 9 is amended by adding the following new section:

                 C. Metro One shall achieve the Direct Call Processing (DCP) Standard prior to August 15, 1995.

                 1. DCP means direct call processing time or the average duration in seconds Metro One operators process calls divided by the total calls processed during one twenty-four (24) hour day.

                 2. Standard means single request Standard Directory Assistance Service with Call Completion Service which shall not exceed [ * ] for [ * ] of the calls. DCPs more than [ * ] will not exceed [ * ] of the calls.



* Confidential information which has been omitted and filed separately with the U.S. Securities and Exchange Commission.

6.       SECTION 15(C) is amended by adding the following at the end of that
         Section:

                 Metro One may disclose this Addendum and the Agreement with the Securities and Exchange Commission or as required by law, regulation or valid court order but Metro One shall first give written notice to the Company of such disclosure prior to completion so as to permit the Company to seek a Protective Order.

7. SECTION 17 is amended by adding the following language at the end of the first paragraph after "available to Subscribers":

                 in each specific area code.

8.       SECTION 18(A)(3) is deleted.

9. Metro One shall follow the policies and procedures set forth in the attached Exhibit 1, which is incorporated into and made a part of this Addendum. Additional policies and procedures, if any, when agreed to by the Parties, will be made part of the Agreement as additional Exhibits.


10. In all other aspects the Agreement between Metro One and the Company shall remain in full force and effect.




Agreed to and acknowledged this 28th day of April, 1995:


METRO ONE DIRECT                                 AMERITECH MOBILE
INFORMATION SERVICES, INC.                       COMMUNICATIONS, INC.


By: Patrick M. Cox                               By: Dennis L. Myers
   -------------------------------                  --------------------------
Name: Patrick M. Cox                             Name: Dennis L. Myers
Title: Vice President/COO                        Title: Vice President


Dated:  1/??/95                                  Dated:  5/1/95
      ----------------------                           --------------------





                                       3